Exhibit 4.12

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “[*]”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 2 TO THE PETROCHEMICAL NAPHTHA PURCHASE AGREEMENT ENTERED INTO BY, ON THE ONE PART, PETRÓLEO BRASILEIRO S.A. – PETROBRAS, AND, ON THE OTHER PART, BRASKEM S.A., AS FOLLOWS:

PETRÓLEO BRASILEIRO S.A. — PETROBRAS, a mixed-capital company, with its principal place of business at Avenida República do Chile, 65, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in the National Register of Legal Entities (CNPJ) under No 33.000.167/0001-01, hereinafter referred to as PETROBRAS, herein represented by its Executive Supply, Marketing and Sale Manager, Mr. Abilio Paulo Pinheiro Ramos, and

BRASKEM S.A., a company with its principal place of business at Rua Lemos Monteiro, 120, Butantã, São Paulo, State of São Paulo, enrolled in the CNPJ under No 42.150.391/0001-70, hereinafter referred to as BRASKEM, herein represented in accordance with its Bylaws.

PETROBRAS and BRASKEM, are also referred to, together, as PARTIES and individually as PARTY,

WHEREAS:

•         On July, 24, 2009, PARTIES entered into the Petrochemical Naphtha Purchase Agreement (“Agreement”), with term of effectiveness of five (5) years, starting on March 01, 2009, with the possibility of tacit renewal for a sole period of other five (5) years, if neither PARTY states, in writing, within at least one (1) year in advance, its lack of interest in such tacit renewal of the Agreement;

•         On February 18, 2013, PETROBRAS sent a mail to BRASKEM where it stated that it was not interested in the tacit renewal of the Agreement, the effectiveness of which should end on February 28, 2014;

•                  On February 28, 2014, PARTIES executed Amendment No. 1 to the Petrochemical Naphtha Purchase Agreement, to be in force for six (6) months as of March 01, 2014, in order to allow the continuation of the negotiations for the execution of a new Petrochemical Naphtha Purchase Agreement;

•         PARTIES are now negotiating in order to find a solution that aggregates the interests so far presented by both companies;

•         PARTIES deem advisable to further amend the Agreement to extend its effectiveness for an additional term of six (6) months – as of September 1, 2014 – during which period said negotiations shall be completed;

•         PARTIES shall use their best efforts to find a  long-term structural solution that allows the execution of a new naphtha supply agreement that, by maintaining the PARTIES’ interests, bring competition to the Brazilian chemical and petrochemical industry;

NOW THEREFORE, the Parties have decided to enter into Amendment No. 2 to the Agreement under the following clauses and conditions:

CLAUSE ONE – OBJECT

1.1 – The object of this Amendment No. 2 is to extend the term of effectiveness of the Agreement for six (6) months, as of September 1, 2014, under Clause 2 of this Amendment No. 2.

CLAUSE TWO — AMENDMENT TO THE AGREEMENT

2.1 – The writing of item 9.1 of Clause Nine of the Agreement shall henceforth read as follows:

"CLAUSE NINE — TERM OF THE AGREEMENT

9.1 – This agreement shall be force as of the date of its execution, with effects from March 1, 2009 until February 28, 2015.”

CLAUSE THREE — EFFECTIVENESS

3.1 – This Amendment No. 2 shall be force as of the date of its execution.

CLAUSE FOUR — GENERAL PROVISIONS

4.1 – PARTIES agree that, during the additional period of six (6) months established in item 1.1 above, the price to be charged by PARTIES for the purpose of invoicing will be the price defined in Clause Six of the Agreement.

4.2 – PARTIES agree that, exceptionally for the quarter comprising the months of September, October and November 2014, if the delivery of naphtha is lower than the sum of the orders from BRASKEM for said months, the provision in items 2.7 and 2.8 of the Agreement shall be applied taking into account the sum of the order for naphtha in said period and the sum of the delivery made by PETROBRAS in those months.

4.2.1 – In case of failure of supply, for which PETROBRAS is responsible, of volumes higher [*] of the firm order related to [*] , [*]  and [*]  2014, except if resulting from act of God and force majeure, according to Clause Ten of the Agreement, or from mandatory shutdown for maintenance of a neighboring plant for more than [*]  days and previously informed in accordance with Clause Five of the Agreement, the penalty provided for in item 2.8 of the Agreement shall correspond to, at the discretion of BRASKEM, the volume not delivered, which shall be supplied during 2014 for the average price charged in [*]  and [*]  2014.

4.2.2 – In case volumes higher [*]  of the firm order related to [*] , [*] and [*]  2014 are not received due to BRASKEM’s responsibility, except if resulting from act of God and force majeure, according to Clause Ten of the Agreement, or from mandatory shutdown for maintenance of UNIB-BA or UNIB-RS for more than [*] days and previously informed in accordance with Clause Five of the Agreement, the penalty provided for in item 2.8 of the Agreement shall correspond to, at the discretion of PETROBRAS, the volume not received, which shall be supplied during [*] 2014 for the average price charged in [*] and [*] 2014.

4.3 – For the period from [*] to [*] 2014, PARTIES may agree, until the [*] day of the [*] month of each month of delivery, on monthly quantities higher than the maximum monthly quantities established in item 2.2 of the Agreement.

4.3.1 – Exceptionally during the period referred to in item 4.3 above, BRASKEM shall not refuse to receive naphtha provided that there is physical space in its tanks.

4.3.2 - Exceptionally during the period referred to in item 4.3 above, BRASKEM accepts to account for as naphtha delivered the product unloaded at TEDUT; in this case, the logistics costs with the transfer to point A of REFAP will continue to be under the responsibility of PETROBRAS.

4.4 – PETROBRAS and BRASKEM shall use their best efforts to avoid interruption in the supply during the period referred to in item 4.2 above.

4.5 – PARTIES further agree that, if the negotiations for the execution of a new petrochemical naphtha purchase agreement between PARTIES are successful, the new price defined therein (“New Price”) shall be applied as from the base date of September 1, 2014.

4.6 – PARTIES shall verify the existence of eventual possible difference between the price charged during the additional period of six (6) months established in item 1.1 above and the New Price. The difference found, if in favor of PETROBRAS, shall be reimbursed by BRASKEM, and the reverse procedure must be observed if the difference found is in favor of BRASKEM. Such values shall be calculated and reimbursed to PARTIES within at most sixty (60) days from the closing of this Amendment No. 2.

4.7 – Occasional facts from third parties that impact the New Price, such as the creation, extinction or modification of taxes and rates now in force and applicable to the object of the Agreement, shall not be considered in the reimbursement set forth in item 4.6 above.

4.8 – PARTIES shall use their best efforts to agree upon the New Price and the term of the new naphtha purchase agreement within the term of this Amendment No. 2. If PARTIES exceptionally do not agree upon the New Price within the term of this Amendment No. 2, BRASKEM shall reimburse PETROBRAS for the amount of the difference between the price charged during the additional period of six (6) months defined in item 1.1 above and the price corresponding to the [*] between option 2 of the price proposal submitted by PETROBRAS [*], corresponding to [*]% ARA and the price proposal submitted by BRASKEM in the meeting held on July 29, 2014, corresponding to [*]% (ARA + MB)[*].

Where,

ARA = average [*] quotation of Physical Naphtha in the Northwestern European market (NWE CIF ARA), published by Platt’s in US$/t. The application of the formula takes into consideration the [*] average of the last [*] before the supply [*].

MB = average [*] quotation of OPIS Natural Gasoline Mont Belvieu non TET. The application of the formula takes into consideration the [*] average of the last [*] before the supply [*].

4.8.1 – Such amounts shall be calculated and reimbursed to PETROBRAS within at most sixty (60) days from the closing of this Amendment No. 2. The reverse procedure must be adopted, with reimbursement by PETROBRAS to BRASKEM, if the difference found in accordance with the criteria above is in favor of BRASKEM. PARTIES undertake to negotiate in good faith and use all efforts to agree on the New Price, in order to avoid the application of the offsetting system set forth in this Clause.

4.8.2 – During the additional period of six (6) months established in item 1.1 above, BRASKEM undertakes to continue, in the same way as it has been implemented, with the offsetting established in the Minutes of the Meeting between PETROBRAS and Braskem on March 26, 2014 as per Exhibit I of this Amendment No. 2, and PETROBRAS shall inform BRASKEM about its interest in the continuity of the implementation of said offsetting, at least within [*] days from the beginning of each month. After the term of this Amendment No. 2 is expired, the obligation of BRASKEM included in this Clause will be automatically extinct.

4.9 – During the effectiveness of this Amendment No. 2, PARTIES undertake to record the development of the negotiations in no more than ninety (90) days from the execution of this Amendment No. 2.

4.10 – This Amendment No. 2 does not imply any novation of a contractually established obligation, and all the remaining terms and conditions of the Agreement are ratified.

IN WITNESS WHEREOF, PARTIES have executed this Amendment No. 2 in two (2) counterparts of equal contents, in the presence of the witnesses below.

Rio de Janeiro, August 29, 2014.

[Signature]

PETRÓLEO BRASILEIRO S.A. — PETROBRAS
Abilio Paulo Pinheiro Ramos

Executive Supply, Marketing and

Sale Manager

[Signature]

BRASKEM S.A.

[Signature]

BRASKEM S.A.

WITNESSES:

[Signature]

Name: Cristiane Silvestre

CPF: 265.924.308-50

Identity Card: 25.112.985-8

Name:

CPF:

Identity Card:

(Execution page of the AMENDMENT No. 2 TO THE PETROCHEMICAL NAPHTHA PURCHASE AGREEMENT)